UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012

RETAIL PROPERTIES OF AMERICA, INC.

(exact name of registrant as specified in charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois		60523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2012, Retail Properties of America, Inc. (the “Company”) adopted the Sixth Amended and Restated Bylaws, effective immediately. The Company amended and restated its bylaws to make a technical clarification to the voting provision for stockholder meetings. The Company’s bylaws continue to provide that directors are to be elected by a plurality of all of the votes cast and that stockholders may approve matters other than the election of directors by a majority of the votes cast, unless more than a majority is specifically required by statute or the Company’s charter or bylaws.

The foregoing summary of the Sixth Amended and Restated Bylaws of the Company does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such document, which is included as Exhibit 3.1 and is incorporated herein by reference. In addition, a version of the Sixth Amended and Restated Bylaws of the Company that has been marked to show the changes from the bylaws of the Company that were previously in effect is included as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are included with this Report:

3.1	Sixth Amended and Restated Bylaws of Retail Properties of America, Inc.

3.2	Sixth Amended and Restated Bylaws of Retail Properties of America, Inc. (marked to show changes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Date: July 20, 2012		Executive Vice President, General Counsel and Secretary